Exhibit 99.1
Contact:
Flow Investor Relations
Geoffrey Buscher
253-813-3286
investors@flowcorp.com

FLOW INTERNATIONAL ANNOUNCES FISCAL 2014 SECOND QUARTER RESULTS

Kent, WA - December 4, 2013 - Flow International Corporation (NASDAQ: FLOW), the world's leading developer and manufacturer of industrial waterjet machines for cutting and cleaning applications, today reported results for its fiscal year 2014 second quarter ended October 31, 2013.

Flow reported revenues of $66.3 million for the quarter, compared to year-ago second quarter revenues of $67.0 million. The Company reported net income for the quarter of $2.1 million or $0.04 per share, compared to net income of $2.1 million or $0.04 per share in the year-ago quarter.

Adjusted EBITDA for the quarter was $6.1 million or 9.2% of sales, compared to $6.0 million or 8.9% of sales for the year-ago quarter. A reconciliation of Adjusted EBITDA to Net Income is provided in the accompanying financial tables.

“We are pleased to report results that are consistent with the year ago quarter in total revenue and profits,” said Charley Brown, President and CEO. “We continue to expect closing the sale of Flow to American Industrial Partners in early 2014.”

In light of the pending transaction with American Industrial Partners (“AIP”), the Company will not be holding a conference call to discuss these results.

In addition, the Company is in continued discussions with the U.S. Federal Trade Commission (“FTC”) in connection with its proposed transaction with AIP, pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Act”). To facilitate those discussions, AIP withdrew its initial notification filing and subsequently refiled with the FTC on November 27, 2013, which started a new 30-day waiting period, and provides the FTC additional time to complete its investigation. The Company and AIP will continue to work cooperatively with the FTC in connection with its review. Completion of the transaction remains subject to the approval of Flow’s shareholders, regulatory approvals, and other customary closing conditions.

Operations Review for the Fiscal 2014 Second Quarter

•
Standard segment sales, which include sales of systems that do not require significant custom configuration as well as parts and services for those installed systems, were $57.8 million for the quarter, down $5.4 million from $63.2 million in the year-ago quarter.

•
Advanced segment sales, which include sales of complex aerospace and application systems requiring specific custom configuration and advanced features, were $8.5 million for the quarter, compared to $3.8 million in the year-ago quarter. Backlog for the Advanced segment was $14.8 million as of October 31, 2013 and will be realized over the next two to four quarters.

•	Aggregate gross profit margins were 38.8% of sales for the quarter, compared to 37.9% in the year-ago quarter.

•	Total operating expenses for the quarter were $21.7 million, compared to $21.5 million in the prior year period.

About Flow International
Flow International Corporation is a global technology-based manufacturing company committed to providing a world class customer experience. The Company offers technological leadership and exceptional waterjet performance to a wide-ranging customer base, benefiting many cutting and surface preparation applications, delivering profitable waterjet solutions and dynamic business growth opportunities to our customers. For more information, visit www.flowwaterjet.com.

This press release contains forward-looking statements relating to future events or future financial performance that involve risks and uncertainties. The words "believe," "expect," "intend," "anticipate," variations of such words, and similar expressions identify forward-looking statements but their absence does not mean that the statement is not forward-looking. These statements are only predictions and actual results could differ materially from those anticipated in these statements based on a number of risk factors, including those set forth in the Company's filings with the U.S. Securities and Exchange Commission. Forward-looking statements in this press release include, without limitation, statements regarding the expectation of closing the sale transaction of Flow to American Industrial Partners in early 2014 and Flow and AIP working cooperatively with the FTC. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date of this announcement.

Flow International Corporation
Condensed Consolidated Statements of Operations
(Unaudited)

U.S. Dollars in thousands, except per share data
	Three Months Ended October 31,			Six Months Ended October 31,
	2013	2012	% Change	2013	2012	% Change

Sales	$66,313	$67,038	(1)%	$125,317	$133,273	(6)%

Cost of Sales	40,570	41,618	(3)%	77,965	83,060	(6)%

Gross Margin	25,743	25,420	1%	47,352	50,213	(6)%

Operating Expenses:
Sales and Marketing	11,505	12,719	(10)%	22,299	25,198	(12)%
Research and Engineering	2,864	3,007	(5)%	5,810	5,218	11%
General and Administrative	5,930	5,730	3%	11,261	11,599	(3)%
Other Operating Charges	1,392	—	NM	2,995	—	NM
Operating Expenses	21,691	21,456	1%	42,365	42,015	1%

Operating Income	4,052	3,964	2%	4,987	8,198	(39)%

Interest Expense, net	(127)	(313)	(59)%	(495)	(598)	(17)%
Other Income (Expense), net	338	(124)	NM	(1,185)	(389)	NM

Income Before Income Taxes	4,263	3,527	21%	3,307	7,211	(54)%
Provision for Income Taxes	(1,956)	(1,352)	45%	(1,835)	(2,829)	(35)%

Income from Continuing Operations	2,307	2,175	6%	1,472	4,382	(66)%

Loss from Discontinued Operations, net of Income Tax	(217)	(65)	NM	(227)	(51)	NM

Net Income	$2,090	$2,110	(1)%	$1,245	$4,331	(71)%

Basic Earnings (Loss) Per Share:
Income from Continuing Operations	$0.05	$0.04		$0.03	$0.09
Discontinued Operations	(0.01)	—		—	—
Net Income	$0.04	$0.04		$0.03	$0.09

Diluted Earnings (Loss) Per Share:
Income from Continuing Operations	$0.05	$0.04		$0.03	$0.09
Discontinued Operations	(0.01)	—		—	—
Net Income	$0.04	$0.04		$0.03	$0.09

Weighted Average Shares Outstanding Used in Computing Basic and Diluted Income (Loss) Per Share (000):
Basic	48,981	48,368		48,755	48,203
Diluted	49,307	48,904		49,118	48,941

NM = not meaningful

Flow International Corporation
Condensed Consolidated Balance Sheets
(Unaudited)

U.S. Dollars in thousands
	October 31,	April 30,
	2013	2013	% Change
ASSETS
Current Assets:
Cash and Cash Equivalents	$14,317	$15,465	(7)%
Receivables, net	49,770	42,741	16%
Inventories	42,568	41,059	4%
Other Current Assets	12,659	17,194	(26)%
Total Current Assets	119,314	116,459
Property and Equipment, net	16,840	17,894	(6)%
Other Long-Term Assets	29,686	27,740	7%
Total Assets	$165,840	$162,093

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Note Payable	$2,550	$—	NM
Subordinated Notes	—	10,559	NM
Accounts Payable and Other Accrued Liabilities	35,242	28,379	24%
Other Current Liabilities	19,690	18,326	7%
Total Current Liabilities	57,482	57,264
Other Long-Term Liabilities	9,046	8,095	12%
Total Liabilities	66,528	65,359

Shareholders’ Equity	99,312	96,734	3%
Total Liabilities and Shareholders' Equity	$165,840	$162,093

NM = not meaningful

Flow International Corporation
Condensed Consolidated Statements of Cash Flows
(Unaudited)

U.S. Dollars in thousands
	Six Months Ended October 31,
	2013	2012	% Change
Cash Flows from Operating Activities:
Net Income	$1,245	$4,331	(71)%
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation and amortization	3,227	2,839	14%
Deferred Income Taxes	1,393	2,667	(48)%
Provision for Slow Moving and Obsolete Inventory	204	128	59%
Bad Debt Expense	164	220	(25)%
Incentive Compensation Expense	1,116	1,299	(14)%
Warranty Expense	3,147	3,034	4%
Other	1,476	581	NM
Changes in Operating Assets and Liabilities:
Receivables	(7,686)	(1,693)	NM
Inventories	(2,286)	(2,607)	(12)%
Other Operating Assets	1,411	(340)	NM
Accounts Payable	4,125	553	NM
Other Operating Liabilities	1,344	(5,626)	NM
Net Cash Provided by Operations	8,880	5,386	65%
Cash Flows from Investing Activities:
Expenditures for Property, Equipment and Intangible Assets	(2,343)	(3,776)	(38)%
Other Investing Activities	—	532	NM
Net Cash Used in Investing Activities	(2,343)	(3,244)	(28)%
Cash Flows from Financing Activities:
Borrowings Under Credit Facility	29,000	31,140	(7)%
Repayments Under Credit Facility	(26,450)	(31,140)	(15)%
Repayments of Subordinated Notes	(10,824)	—	NM
Repayments Under Other Financing Arrangements	(3)	(2)	50%
Net Cash Used in Financing Activities	(8,277)	(2)	NM
Effect of Changes in Exchange Rates	592	191	NM
Net Change in Cash and Cash Equivalents	(1,148)	2,331
Cash and Cash Equivalents, Beginning of the Period	15,465	12,942	19%
Cash and Cash Equivalents, End of the Period	$14,317	$15,273	(6)%

Supplemental Disclosures of Cash Flow Information
Cash Paid during the Period for:
Interest	$183	$130	41%
Taxes	$718	$1,581	(55)%

NM = not meaningful

Flow International Corporation
Supplemental Data
(Unaudited)

U.S. Dollars in thousands
	Three Months Ended October 31,			Six Months Ended October 31,
	2013	2012	% Change	2013	2012	% Change

Consolidated Sales by Category:
Standard System Sales	$34,599	$40,330	(14)%	$63,971	$80,292	(20)%
Advanced System Sales	8,514	3,751	127%	16,814	7,905	113%
Consumable Parts Sales	23,200	22,957	1%	44,532	45,076	(1)%
Total	$66,313	$67,038	(1)%	$125,317	$133,273	(6)%

Segment Revenue:
Standard	$57,799	$63,202	(9)%	$108,503	$125,219	(13)%
Advanced	8,514	3,836	122%	16,814	8,054	109%
	$66,313	$67,038	(1)%	$125,317	$133,273	(6)%

Depreciation and Amortization Expense	$1,635	$1,413	16%	$3,227	$2,839	14%

Capital Spending	$817	$2,326	(65)%	$2,343	$3,776	(38)%

NM = not meaningful

Flow International Corporation
Reconciliation of Adjusted EBITDA to Net Income
(Unaudited)

U.S. Dollars in thousands
	Three Months Ended October 31,			Six Months Ended October 31,
	2013	2012	% Change	2013	2012	% Change

Net Income	$2,090	$2,110	(1)%	$1,245	$4,331	(71)%
Add Back:
Depreciation and Amortization	1,635	1,413	16%	3,227	2,839	14%
Income Tax Provision	1,956	1,352	45%	1,835	2,829	(35)%
Interest Charges	138	325	(58)%	522	665	(22)%
Non-Cash Charges (i)	277	768	(64)%	2,313	1,695	36%

Adjusted EBITDA	$6,096	$5,968	2%	$9,142	$12,359	(26)%

(i) Allowable Add Backs Pursuant to Credit Facility Agreement

     The Company defines Adjusted EBITDA as net income, determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”), excluding the effects of income taxes, depreciation, amortization of intangible assets, interest expense, and other non-cash charges, which includes such items as stock-based compensation expense, foreign currency gains or losses, and other non-cash allowable add backs pursuant to the Company's Facility Agreement.

     Adjusted EBITDA is a non-GAAP financial measure and the presentation of this non-GAAP financial measure is not intended to be considered in isolation or as a substitute for the financial information presented in accordance with GAAP. The items excluded from this non-GAAP financial measure are significant components of the Company's financial statements and must be considered in performing a comprehensive analysis of the overall financial results. The Company uses this measure, together with GAAP financial metrics, to assess its financial performance, allocate resources, evaluate the overall progress towards meeting its long-term financial objectives, and assess compliance with its debt covenants. The Company believes that this non-GAAP financial measure is useful to investors and analysts in allowing for greater transparency with respect to the supplemental information used in the Company's financial and operational decision making. The Company's calculation of Adjusted EBITDA may not be consistent with calculations of similar measures used by other companies.